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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


             PACIFICORP                                PACIFICORP CAPITAL II
--------------------------------------       -----------------------------------
             (Exact name of registrant as specified in its charter)

               OREGON                                       DELAWARE
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       (State of incorporation                         (State of incorporation
           or organization)                               or organization)

             93-0246090                                    93-6305293
--------------------------------------      ------------------------------------
(I.R.S. Employer Identification No.)        (I.R.S. Employer Identification No.)


  700 NE Multnomah, Portland, OR                  700 NE Multnomah, Portland, OR
--------------------------------------      ------------------------------------
      (Address of principal                            (Address of principal
        executive offices)                               executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of each exchange on
 Title of each class                              which each class is to be
 to be so registered                                   registered
--------------------------------------------------------------------------------
 7.70% Trust Preferred Securities,                New York Stock Exchange
 Series B and the Series B Guarantee
 with respect thereto

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please
 check the following box.  [   ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
 Instruction A.(c)(2), please check the following box.  [   ]

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     For a full description of the PacifiCorp Capital II's 7.70% Trust Preferred Securities, Series B (the "Series B Preferred Securities") and PacifiCorp's guarantee (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of Preferred Securities", "Description of Junior Subordinated Debentures" and "Description of Guarantee" in the preliminary Prospectus dated July 24, 1997, and the information contained under the captions "Certain Terms of Series B Preferred Securities" and "Certain Terms of Series D Debentures" in the preliminary Prospectus Supplement dated July 24, 1997. The Prospectus and Prospectus Settlement form part of the Company's Registration Statement (Registration No. 333-23027) filed with the Securities and Exchange Commission ("SEC") on March 10, 1997, under the Securities Act of 1933, as amended, which registration statement was declared effective on April 15, 1997. The information contained in the foregoing Registration Statement, as amended (the "Registration Statement"), including the Prospectus and the Prospectus Supplement incorporated therein, is incorporated herein by reference.

ITEM 2.   EXHIBITS

          2.1 Form of Certificate of Trust of PacifiCorp Capital II. Incorporated by reference to Exhibit 4(e) of the Registration Statement.

          2.2(a) Form of Trust Agreement for PacifiCorp Capital II. Incorporated by reference to Exhibit (4)(f) to the Registration Statement.

          2.2(b) Form of Amended and Restated Trust Agreement for PacifiCorp Capital II. Incorporated by reference to Exhibit (4)(g) to the Registration Statement.

          2.3 Form of Actions by the Trustees of PacifiCorp Capital II creating the Preferred Securities.

          2.4 Form of Preferred Security Certificate for PacifiCorp Capital II. Incorporated by reference to Exhibit 4(h) of the Registration Statement.

          2.5 Form of Guarantee Agreement for PacifiCorp Capital II. Incorporated by reference to Exhibit 4(i) of the Registration Statement.

          2.6 Indenture dated as of May 1, 1995 between PacifiCorp and The Bank of New York, as Trustee, as supplemented by three Supplemental Indentures. Incorporated by reference to
                    Exhibit 4(a) of the Registration Statement and Exhibit 4(a) of PacifiCorp's Registration Statement No. 333-03357.


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          2.7       Form of Supplemental Indenture to be used in connection with the issuance of Junior Subordinated Debentures only. Incorporated by reference to Exhibit 4(b) of the Registration Statement.

          2.8 Form of Fourth Supplemental Indenture to Indenture to be used in connection with the issuance of Corresponding Junior Subordinated Debentures and Preferred Securities. Incorporated by reference to Exhibit 4(c) of the Registration Statement.

          2.9 Form of Junior Subordinated Debenture. Incorporated by reference to Exhibit 4(d) of the Registration Statement.


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has fully caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:     July 30, 1997

PACIFICORP                                   PACIFICORP CAPITAL TRUST II


By:WILLIAM E. PERESSINI                      By:WILLIAM E. PERESSINI
   ---------------------------                  --------------------------
   William E. Peressini                         William E. Peressini
   Vice President and                           Administrative Trustee
     Treasurer


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                                  EXHIBIT INDEX

     Exhibits
     --------

     1         Form of Certificate of Trust of PacifiCorp Capital II.
               Incorporated by reference to Exhibit 4(e) of the Registration Statement.

     2(a) Form of Trust Agreement for PacifiCorp Capital II. Incorporated by reference to Exhibit (4)(f) to the Registration Statement.

     2(b) Form of Amended and Restated Trust Agreement for PacifiCorp Capital II. Incorporated by reference to Exhibit (4)(G) to the Registration Statement.

     3 Form of Actions by the Trustees of PacifiCorp Capital II creating the Preferred Securities.

     4         Form of Preferred Security Certificate for PacifiCorp Capital II.
               Incorporated by reference to Exhibit 4(h) of the Registration Statement.

     5         Form of Guarantee Agreement for PacifiCorp Capital II.
               Incorporated by reference to Exhibit 4(i) of the Registration Statement.

     6 Indenture dated as of May 1, 1995 between PacifiCorp and The Bank of New York, as Trustee, as supplemented by two Supplemental Indentures. Incorporated by reference to Exhibit 4(a) of the Registration Statement and Exhibit 4(a) of PacifiCorp's Registration Statement No. 333-03357.

     7 Form of Supplemental Indenture to be used in connection with the issuance of Junior Subordinated Debentures only. Incorporated by reference to Exhibit 4(b) of the Registration Statement.

     8 Form of Fourth Supplemental Indenture to Indenture to be used in connection with the issuance of Corresponding Junior Subordinated Debentures and Preferred Securities. Incorporated by reference to Exhibit 4(c) of the Registration Statement.

     9 Form of Junior Subordinated Debenture. Incorporated by reference to Exhibit 4(d) of the Registration Statement.


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